UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025
____________________
Kodiak Gas Services, Inc.
(Exact name of registrant as specified in its charter)
______________________

Delaware	001-41732	83-3013440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9950 Woodloch Forest Dr., 19th Floor, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(936) 539-3300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KGS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Additional Notes Supplemental Indenture
On September 22, 2025, Kodiak Gas Services, LLC, a Delaware limited liability company (the “Issuer”), completed its previously announced private offering of an additional $170,000,000 in aggregate principal amount of 6.500% senior unsecured notes due 2033 (the “Additional 2033 Notes”) and $30,000,000 in aggregate principal amount of 6.750% senior unsecured notes due 2035 (the “Additional 2035 Notes” and, together with the Additional 2033 Notes, the “Additional Notes”), pursuant to an indenture, dated September 5, 2025 (the “Indenture”), by and among the Issuer, Kodiak Gas Services, Inc., a Delaware corporation (the “Company”), certain other subsidiary guarantors party thereto (collectively with the Company, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by a supplemental indenture, dated September 22, 2025 (the “Supplemental Indenture”), by and among the Issuer, the Guarantors and the Trustee.
The Supplemental Indenture authorized the issuance of the Additional Notes under the Indenture, and the Additional Notes were offered as additional notes under the Indenture pursuant to which the Issuer previously issued $600,000,000 in aggregate principal amount of 6.500% senior unsecured notes due 2033 (the “Existing 2033 Notes”, and together with the Additional 2033 Notes, the “2033 Notes”) and $600,000,000 in aggregate principal amount of 6.750% senior unsecured notes due 2035 (the “Existing 2035 Notes” and collectively with the Existing 2033 Notes, the “Existing Notes;” and the Existing 2035 Notes together with the Additional 2035 Notes, the “2035 Notes”). The Additional 2033 Notes and Additional 2035 Notes have substantially identical terms, other than the issue date and issue price, as the respective Existing 2033 Notes and Existing 2035 Notes, and the respective series of Additional Notes and the Existing Notes are treated as a single series of securities under the Indenture and vote together as a single class. Except with respect to Additional Notes offered pursuant to Regulation S under the Securities Act of 1933, as amended (which notes will bear a temporary CUSIP number), the Additional Notes have the same CUSIP and ISIN numbers as, and will trade interchangeably with, the respective series of Existing Notes immediately upon issuance. We refer to the 2033 Notes and the 2035 Notes below as the “Notes.”
Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2026. The 2033 Notes will mature on October 1, 2033, and the 2035 Notes will mature on October 1, 2035. The Indenture contains other customary terms, including optional redemption, events of default and covenants.
The Notes and guarantees will be the senior unsecured obligations of the Issuer and Guarantors, respectively, and will rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness and senior to all of the Issuer’s and the Guarantors’ future subordinated indebtedness. Initially, the Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Kodiak Gas Services, Inc., as Parent, and each of its existing subsidiaries (other than the Issuer) that is a borrower or guarantor under the Company’s ABL credit facility. The Notes and the guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of any non-guarantor subsidiaries of the Issuer.
The summary of the Indenture and the Supplemental Indenture set forth in this Item 1.01 does not purport to be complete and is qualified by reference to such agreements, copies of which are being filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and are incorporated into this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 relating to the Additional Notes, the Indenture and the Supplemental Indenture is included in Item 1.01 of this Current Report on Form 8-K above and is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits.

No.	Description
4.1
Indenture, dated as of September 5, 2025, by and among Kodiak Gas Services, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including Form of Note) (incorporated by reference to Exhibit 4.1 to Form 8-K filed September 5, 2025).

4.2	Supplemental Indenture, dated as of September 22, 2025, by and among Kodiak Gas Services, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kodiak Gas Services, Inc.

Date: September 22, 2025	By:	/s/ Kelly M. Battle
	Name:	Kelly M. Battle
	Title:	Executive Vice President, Chief Legal Officer,
Chief Compliance Officer and Corporate Secretary